Exhibit 5.1

Nicole C. Brookshire +1 617 937 2357 nbrookshire@cooley.com

March 16, 2021

Olo Inc.

285 Fulton Street

One World Trade Center, 82nd Floor

New York, New York 10007

Ladies and Gentlemen:

We have acted as counsel to Olo Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 101,678,815 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), consisting of (a) 8,195,343 shares of Class B Common Stock issuable pursuant to the Company’s 2005 Equity Incentive Plan (the “2005 Plan”), (b) 30,966,095 shares of Class B Common Stock issuable pursuant to the Company’s 2015 Equity Incentive Plan (the “2015 Plan”), (c) 19,455,939 shares of Class A Common Stock issuable pursuant to the Company’s 2021 Equity Incentive Plan (the “2021 EIP”), (d) 3,900,000 shares of Class A Common Stock issuable pursuant to the Company’s 2021 Employee Stock Purchase Plan (together with the 2005 Plan, the 2015 Plan and the 2021 EIP, the “Plans”), (e) 30,966,095 shares of Class A Common Stock issuable pursuant to the 2015 Plan and (f) 8,195,343 shares of Class A Common Stock issuable pursuant to the 2005 Plan.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectuses, (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, (c) the forms of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each of which is to be in effect immediately prior to the closing of the Company’s initial public offering, in the forms filed as Exhibits 3.2 and 3.4, respectively, to the Company’s registration statement (No. 333-253314) on Form S-1, (d) the Plans, and (e) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery by all persons other than by the Company of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

Cooley LLP 500 Boylston Street Boston, MA 02116-3736

t: (617) 937-2300 f: (617) 937-2400 cooley.com

Olo Inc.

March 16, 2021

Page Two

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By: /s/ Nicole C. Brookshire

Nicole C. Brookshire

Cooley LLP 500 Boylston Street Boston, MA 02116-3736

t: (617) 937-2300 f: (617) 937-2400 cooley.com